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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Interactive Group, Inc. for the registration of 386,725 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 1996, with respect to the consolidated financial statements of Interactive Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                ERNST & YOUNG LLP


San Diego, California
November 20, 1996